UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 6, 2014
AMERICAN RAILCAR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

North Dakota	000-51728	43-1481791
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Clark Street
St. Charles, Missouri	63301
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (636) 940-6000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Director
On February 6, 2014, Daniel A. Ninivaggi resigned from the Board of Directors of American Railcar Industries, Inc. (the “Company”). Mr. Ninivaggi’s resignation from the Board of Directors of the Company was not a result of any disagreement with the Company or the Company’s Board of Directors.
Election of Director
On February 7, 2014, the Board of Directors of the Company, pursuant to the Company’s Bylaws, elected Andrew Roberto to fill the vacancy created by Mr. Ninivaggi’s resignation.
Mr. Roberto has served as an Associate of Icahn Enterprises L.P. ("IELP"), the Company's principal stockholder, since May 2012.  Mr. Roberto is responsible for identifying, analyzing and monitoring investment opportunities and portfolio companies for IELP.  Prior to joining IELP, Mr. Roberto served as a research analyst at RBS Securities covering the automotive, industrial, coal, homebuilding and building products sectors as a member of the high yield and distressed debt trading team. Mr. Roberto has also been a director of: CVR Energy Inc., a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries ("CVR Energy"), since February 2014; CVR GP, LLC ("CVR GP"), the general partner of CVR Partners LP, a nitrogen fertilizer company, since February 2014; WestPoint Home LLC ("WestPoint Home"), a home textiles manufacturer, since February 2014; and Viskase Companies, Inc. ("Viskase"), a meat casing company, since February 2014. Mr. Roberto received his B.A. in Economics from Williams College.
With respect to IELP, CVR Energy, CVR GP, WestPoint Home and Viskase, Mr. Carl C. Icahn, the chairman of the Company’s Board of Directors and, through IELP, the Company’s principal beneficial stockholder, directly or indirectly, either (i) controls such company or (ii) has an interest in such company through the ownership of securities.
There are no arrangements or understandings between Mr. Roberto and any other persons pursuant to which he was selected as a director of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Stock Appreciation Rights
On February 6, 2014, the compensation committee of the Company's Board of Directors (the “Committee”) granted awards of stock appreciation rights (“SARs”) to certain employees pursuant to the Company’s 2005 Equity Incentive Plan, as amended (the “Equity Incentive Plan”). The Committee granted an aggregate of 40,127 to the Company’s named executive officers as follows:

Name	Position	Number of SARs
Jeffrey S. Hollister	President and Interim Chief Executive Officer	20,122
Dale C. Davies	Senior Vice President, Chief Financial Officer and Treasurer	13,415
Alan C. Lullman	Senior Vice President, Sales	6,590

These SARs will vest in three equal increments on February 6, 2015, February 6, 2016 and February 6, 2017. Each holder must remain employed by the Company through each anniversary of the grant date in order to vest in the corresponding number of SARs. The SARs have a term of seven years.

The SARs will be settled in cash and have an exercise price of $48.13, the closing price of the Company’s common stock on the date of grant. Upon the exercise of any SAR, the Company shall pay the holder, in cash, an amount equal to the excess of the aggregate fair market value in respect of which the SARs are being exercised, over the aggregate exercise price of the SARs being exercised. The SARs are subject in all respects to the terms and conditions of the Equity Incentive Plan and the Stock Appreciation Rights Agreement evidencing the grant, which contain non-solicitation, non-competition and confidentiality provisions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2014            American Railcar Industries, Inc.

By:        /s/ Dale C. Davies
Name:        Dale C. Davies

Title:	Senior Vice President, Chief Financial Officer and Treasurer